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                                                                    EXHIBIT 15.1


CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference, in Registration Statements No. 333-8538 and No. 333-7462 on Form S-8, in Registration Statement No. 333-12216 on Form F-2 and Registration Statement No. 333-51014 on Form F-3 of our report dated September 8, 2006 on the consolidated financial statements of Sand Technology Inc. (the "Company"), appearing in this Annual Report on Form 20-F of the Company, for the year ended July 31, 2006. We also consent to incorporation by reference in the aforementioned Registration Statements of our Comments by Independent Registered Chartered Accountants for U.S. Readers on Canada-U.S. Reporting Differences dated September 8, 2006 appearing in this Annual Report on Form 20-F of the Company for the year ended July 31, 2006.

                                     /s/ Raymond Chabot Grant Thornton LLP
                                     ----------------------------------------
                                         Independent Registered Chartered
                                         Accountants


March 13, 2007
Montreal, Quebec